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                                                                    EXHIBIT 99.1



                           Form of Proxy of TB&T, Inc.









































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              PROXY FOR SPECIAL SHAREHOLDERS MEETING OF TB&T, INC.

    KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of TB&T,
Inc. ("TB&T"), do hereby nominate, constitute, and appoint,              and
             , or any one of them (with full power and substitution for me and in my name, place and stead) to vote all the common stock of TB&T standing in my
name on its books on              , 1998 at the Special Meeting of its
shareholders to be held at              , on               , 1998 at
  .m., local time, or any adjournments thereof with all the powers the undersigned would possess if personally present as follows:

    1. To ratify, confirm, approve and adopt an Agreement and Plan of Merger dated as of August 6, 1998 (the "Agreement"), by and between TB&T and The Colonial BancGroup, Inc. ("BancGroup"), with such agreement providing for, among other things, the merger of TB&T with and into BancGroup, with BancGroup to be the surviving corporation. Each outstanding share of TB&T common stock will be converted into common shares of BancGroup in accordance with the terms of the Agreement.

        [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    This proxy confers authority to vote "FOR" the propositions listed above unless "AGAINST" or "ABSTAIN" is indicated. If any business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of management. All shares represented by properly-executed proxies will be voted as directed.

    The Board of Directors recommends a vote "FOR" the propositions. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently-dated proxy.

                                                Date: --------------------, 1998

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                                                 (Signature of Shareholder(s))
                                                (When signing as Attorney,
                                                Executor, Administrator, Trustee
                                                or Guardian, please give full
                                                title. If more than one Trustee,
                                                all should sign. All joint
                                                owners must sign.)